EXHIBIT 23.9

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                METALS USA, INC.

     The undersigned hereby consents to be named as a director of Metals USA, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April 30, 1997

                                          By: /s/  MICHAEL E. CHRISTOPHER

                                          Name: Michael E. Christopher